CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in post-effective amendment #48 to the Registration Statement on Form N-1A of the Nottingham Investment Trust II. Such reference is included in the Statement of Additional Information of the Brown Capital Management Funds and the EARNEST Partners Fixed Income Trust under "Other Service Providers".






/s/ Briggs, Bunting & Dougherty, LLP

Philadelphia, Pennsylvania
May 27, 2005